Exhibit 4.1

TAT TECHNOLOGIES LTD.

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2012 STOCK OPTION PLAN

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ARTICLE I

PURPOSE; TYPES OF AWARDS; CONSTRUCTION

1.1           Purpose. The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Employees, Consultants and Non-Employee Directors incentive awards to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

1.2           Types of Awards. This Plan is intended to enable the Company to issue Awards under varying tax regimes, including, without limitation:

(a)           Awards to be granted to Participants who are deemed to be residents of the State of Israel for purposes of taxation, pursuant and subject to the provisions of Section 102 of the Ordinance, including without limitation the Israeli Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 (the "Rules") or such other rules published by the Israeli Income Tax Authorities (the "ITA") (such Awards, "102 Stock Options"). 102 Stock Options may either be granted to a Trustee of without a trustee;

(b)           Incentive Stock Options within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted United States federal tax statute, as amended from time to time, to be granted to Participants who are deemed to be residents of the U.S. for purposes of taxation;

1.3           Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Award to a Participant, the provisions of such law or regulation shall prevail over those of the Plan and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.

ARTICLE II

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1           “Acquisition Event” means a merger or consolidation in which the Company is not the surviving entity, any transaction that results in the acquisition of substantially all of the Company’s outstanding Ordinary Shares by a single person or entity or by a group of persons and/or entities acting in concert, or the sale or transfer of all or substantially all of the Company’s assets.

2.2           “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls 50% or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; and (f) for the purpose of 102 Stock Options, also an "Employing Company" within the meaning of section 102(a) of the Ordinance.

2.3           “Award” means any award under this Plan of any Stock Option.  All Awards shall be granted by, confirmed by, and subject to the terms of, a written agreement executed by the Company and the Participant.

2.4           “Board” means the Board of Directors of the Company.

2.5           “Cause” means with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to: (i) a Participant’s conviction of, or plea of guilty or nolo contendere to, a felony; (ii) perpetration by a Participant of an illegal act, dishonesty, or fraud which could cause significant economic injury to the Company; (iii) a Participant’s insubordination, refusal to perform his or her duties or responsibilities for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company; (iv) continuing willful and deliberate failure by the Participant to perform the Participant’s duties in any material respect, provided that the Participant is given notice and an opportunity to effectuate a cure as determined by the Committee; or (v) a Participant’s willful misconduct with regard to the Company that could have a material adverse effect on the Company; or (b) in the case where there is an employment agreement, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter.  With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Israeli law.

2.6           “Change in Control” has the meaning set forth in Section 7.2.

2.7           “Change in Control Price” has the meaning set forth in Section 7.1.

2.8           “Code” means the Internal Revenue Code of 1986, as amended.  Any reference to any section of the Code shall also be a reference to any successor provision and any Treasury Regulation promulgated thereunder.

2.9           “Committee” means a committee or subcommittee of the Board appointed from time to time by the Board, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of the applicable law. Subject to the aforesaid, such committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be, (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “non-employee director” as defined in Rule 16b-3; (ii) to the extent required Section 162(m) of the Code, an “outside director” as defined in Section 162(m) of the Code; and (iii) an “independent director” as defined under applicable stock exchange rules.  To the extent that no Committee exists that has the authority to administer this Plan, the functions of the Committee shall be exercised by the Board.  If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code or any other regulation set by the applicable law, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.10           “Company” means TAT Technologies Ltd., an Israeli corporation, and its successors by operation of law.

2.11           "Companies Law" shall mean the Israel Companies Law-1999 and the regulations promulgated thereunder, all as amended from time to time.

2.12           “Consultant” means any natural person who provides bona fide consulting or advisory services to the Company or its Affiliates pursuant to a written agreement, which are not in connection with the offer and sale of securities in a capital-raising transaction, and do not, directly or indirectly, promote or maintain a market for the Company’s or its Affiliates’ securities.

2.13           “Detrimental Activity” means: (a) the disclosure to anyone outside the Company or its Affiliates, or the use in any manner other than in the furtherance of the Company’s or its Affiliate’s business, without written authorization from the Chief Executive Officer of the Company, of any confidential information or proprietary information, relating to the business of the Company or its Affiliates that is acquired by a Participant prior to the Participant’s Termination; (b) any activity while employed or performing services that results, or if known could result, in the Participant’s Termination that is classified by the Company as a termination for Cause; (c) the Participant’s Disparagement, or inducement of others to do so, of the Company or its Affiliates or their past and present officers, directors, employees or products; or (d) breach of any agreement between the Participant and the Company or an Affiliate (including, without limitation, any employment agreement or noncompetition or nonsolicitation agreement).  If it is determined by a court of competent jurisdiction that any provision in this Plan in respect of Detrimental Activities is excessive in duration or scope or otherwise is unenforceable, then such provision may be modified or supplemented by the court to render it enforceable to the maximum extent permitted by law.

2.14           “Disability” means with respect to a Participant’s Termination: (i) the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a medical doctor satisfactory to the Committee or, if applicable, (ii) a permanent and total disability as defined in Section 22(e)(3) of the Code.  A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.  Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) of the Code.

2.15           “Disparagement” means making comments or statements to the press, the Company’s or its Affiliates’ employees, consultants or any individual or entity with whom the Company or its Affiliates has a business relationship which could reasonably be expected to adversely affect in any manner: (a) the conduct of the business of the Company or its Affiliates (including, without limitation, any products or business plans or prospects); or (b) the business reputation of the Company or its Affiliates, or any of their products, or their past or present officers, directors or employees.

2.16           "Employee" - means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.  In addition, the term “Employee” includes those persons who are included in the term “employee” under rule 701 of the Securities Act of 1933.

For the absence of doubt, the term "Employee" when related to the Award of 102 Stock Options shall mean any employee as such term is defined in Section 102 of the Ordinance.  Without  derogating  from  the  foregoing Employee shall include any employee or Office Holder (as such term is defined in the Israeli Companies  Law, 5759 - 1999) of the Company or any Subsidiary except for such persons that are deemed to be "Controlling  Shareholder"  under  Section  32(9) to the Ordinance.

2.17           “Eligible Employees” means each employee of the Company or an Affiliate , including, for the purpose of Section 102, an individual who is serving as an “office holder” as defined under the Companies Law, but excluding any "Controlling Shareholder" as defined under Section 32(9) of the Ordinance.

2.18           “Exchange Act” means the Securities Exchange Act of 1934, as amended.  Any references to any section of the Exchange Act shall also be a reference to any successor provision.

2.19           “Exercise Period” shall mean the period, commencing on the date of grant of an Option, during which an Option shall be exercisable, subject to any vesting provisions thereof and the termination provisions hereof.

2.20           “Exercise Price” shall mean the exercise price for each Share covered by an Option.

2.21           “Fair Market Value” means, unless otherwise required by any applicable provision of the Code (or any regulations issued thereunder) or the Ordinance, as my be applicable, as of any date and except as provided below, the closing price reported for the Ordinary Shares on the applicable date: (a) as reported on the principal national securities exchange in the United States on which it is then traded; or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority or if the Ordinary Shares shall not have been reported or quoted on such date, on the first day prior thereto on which the Ordinary Shares were reported or quoted.  If the Ordinary Shares are not traded, listed or otherwise reported or quoted, then Fair Market Value means the fair market value of the Ordinary Shares as determined by the Committee in good faith in whatever manner it considers appropriate taking into account the requirements of Section 422 of the Code or Section 409A of the Code, as applicable.  For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted.  For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.22           “Family Member” means “family member” as defined in Section A.1.(5) of the general instructions of Form S-8, as may be amended from time to time, or by the Ordinance and/or the Companies Law, all as may be applicable.

2.23           “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee of the Company, its Subsidiaries and its Parent (if any) under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24           “KMN Person” means (i) KMN Holdings Ltd, an Israeli corporation; (ii) any Affiliate of KMN Holdings Ltd.; or (iii) any officer, director or employee of any Person specified in clause (i)-(ii) above.

2.25           “Non-Employee Director” means a director of the Company who is not an active employee of the Company or an Affiliate.

2.26           “Non-Qualified Stock Option” means any Stock Option awarded under this Plan that is not an Incentive Stock Option.

2.27           "Ordinance" means  the Israeli Income Tax Ordinance (New Version) 1961, and the regulations promulgated thereunder, all as amended from time to time.

2.28           “Ordinary Shares” or "Shares" means the Ordinary Shares, par value NIS 0.90 per share, of the Company.

2.29           “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code, or by the Ordinance and/or the Companies Law, all as may be applicable.

2.30           “Participant” means an Eligible Employee, Non-Employee Director or Consultant to whom an Award has been granted pursuant to this Plan.

2.31           “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, incorporated organization, governmental or regulatory or other entity.

2.32           “Plan” means this TAT Technologies Ltd 2012 Stock Option Plan, as amended from time to time.

2.33           “Retirement”  means a voluntary Termination of Employment or Termination of Consultancy at or after age 65 or such earlier date after age 50 as may be approved by the Committee, in its sole discretion, with respect to such Participant at the time of grant, or thereafter provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, except that Retirement shall not include any involuntary Termination of Employment or Termination of Consultancy by the Company or an Affiliate for any reason with or without Cause.  With respect to a Participant’s Termination of Directorship, Retirement means the failure to stand for reelection or the failure to be reelected on or after a Participant has attained age 65 or, with the consent of the Board, provided that the exercise of such discretion does not make the applicable Award subject to Section 409A of the Code, before age 65 but after age 50.

2.34           “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.35           “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder.  Any reference to any section of the Securities Act shall also be a reference to any successor provision.

2.36           "Section 102" means section 102 of the Ordinance.

2.37           “Section 162(m) of the Code”  means the exception for performance-based compensation under Section 162(m) of the Code and any applicable Treasury regulations thereunder.

2.38           “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury regulations thereunder.

2.39           “Stock Option” or “Option” means any option to purchase Ordinary Shares granted to Eligible Employees, Non-Employee Directors or Consultants granted pursuant to Article VI.

2.40           “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code, or by the Ordinance and/or the Companies Law, all as may be applicable.

2.41           “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parent.

2.42           “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.43           “Termination of Consultancy” means: (a) that the Consultant is no longer acting as a consultant to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of his or her consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Consultancy in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter.

2.44           “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of his or her directorship, his or her ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.45           “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company and its Affiliates; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate.  In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of his or her employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director.  Notwithstanding the foregoing, the Committee may, in its sole discretion, otherwise define Termination of Employment in the Award agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter.

2.46           “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in a Person), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in a Person) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

2.47           “Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Options and/or Shares (and, in relation with 102 Stock Options, approved by the Israeli tax authorities), if so appointed.

ARTICLE III

ADMINISTRATION

3.1           The Committee.  This Plan shall be administered and interpreted by the Committee. In the event that the Board does not create a committee to administer the Plan, the Plan shall be administered by the Board in its entirety. In the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board.

3.2           Grants of Awards.  The Committee shall have full authority to grant Stock Options, pursuant to the terms of this Plan, to Eligible Employees, Consultants and Non-Employee Directors.  In particular, the Committee shall have the authority:

(a)           to select the Eligible Employees, Consultants and Non-Employee Directors to whom Awards may from time to time be granted hereunder;

(b)           to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Employees, Consultants or Non-Employee Directors;

(c)           to determine the number of Ordinary Shares to be covered by each Award granted hereunder;

(d)           to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to, the exercise price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any Award and the Ordinary Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)           to determine whether and under what circumstances a Stock Option may be settled in cash, and/or Ordinary Shares under Section 6.4(d);

(f)           to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(g)           to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award;

(h)           to set the performance criteria with respect to any Award for which the grant, vesting or payment of such Award is conditioned upon the attainment of specified performance criteria and to certify the attainment of any such performance criteria; and

(i)           generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of this Plan.

3.3           Guidelines.  Subject to Article VIII hereof, the Committee shall, in its sole discretion, have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by applicable law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan.  The Committee may, in its sole discretion, correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of this Plan; provided, that with regard to any provision of this Plan or any agreement relating thereto that is intended to comply with Section 162(m) of the Code or Section 102 of the Ordinance as may be applicable, any such action by the Committee shall be permitted only to the extent such action would be permitted under Section 162(m) of the Code or Section 102 of the Ordinance, as may be applicable.  The Committee may, in its sole discretion, adopt special guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to comply with applicable tax and securities laws of such domestic or foreign jurisdictions.  This Plan is intended to comply with the applicable requirements of Section 102 of the Ordinance and/or Rule 16b-3 and with respect to Awards intended to be “performance-based,” the applicable provisions of Section 162(m) of the Code and this Plan shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4           Decisions Final.  Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with this Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5           Procedures.  If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by the Companies Law or any other applicable law.  A majority of the Committee members shall constitute a quorum.  All determinations of the Committee shall be made by a majority of its members.  Any decision or determination reduced to writing and signed by all the Committee members, shall be fully effective as if it had been made by a vote at a meeting duly called and held.  The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6           Designation of Consultants/Liability.

(a)           The Committee may, in its sole discretion, designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan.

(b)           The Committee may, in its sole discretion, employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.  Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company.  The Committee, its members and any person designated pursuant to subsection (a) above shall not be liable for any action or determination made in good faith with respect to this Plan.  To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted under it.

3.7           Indemnification.  To the maximum extent permitted by applicable law and the Articles of Association of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of this Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s fraud.  Such indemnification shall be in addition to any rights of indemnification the officers, employees, directors or members or former officers, employees, directors or members may have under applicable law, under the Articles of Association of the Company or any Affiliate.  Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

ARTICLE IV

SHARE LIMITATION

4.1           Shares

(a)           General Limitations.  The initial aggregate number of Ordinary Shares with respect to which Awards may be granted under this Plan shall not exceed 380,000 shares (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued Ordinary Shares or Ordinary Shares held in or acquired for the treasury of the Company or both.  If any Stock Option, granted under this Plan expires, terminates or is canceled for any reason without having been exercised in full, the number of Ordinary Shares underlying any unexercised Award shall again be available for the purpose of Awards under this Plan.  The number of Ordinary Shares available for the purpose of Awards under this Plan shall be reduced by (i) the total number of Stock Options exercised, regardless of whether any of the Ordinary Shares underlying such Awards are not actually issued to the Participant as the result of a net settlement, and (ii) any Ordinary Shares used to pay any exercise price or tax withholding obligation with respect to any Award.  In addition, the Company may not use the cash proceeds it receives from Stock Option exercises to repurchase Ordinary Shares on the open market for reuse under this Plan.

(b)	Individual Participation Limitations.

(i)           The maximum number of Ordinary Shares subject to all Awards of Stock Options which may be granted under this Plan during any fiscal year of the Company to each Eligible Employee or Consultant shall be 100,000 shares (which shall be subject to any further increase or decrease pursuant to Section 4.2).

(ii)           The maximum number of Ordinary Shares subject to all Awards of Stock Options which may be granted under this Plan during any fiscal year of the Company to each Non-Employee Director shall not exceed 50,000 (which shall be subject to any further increase or decrease pursuant to Section 4.2) with respect to any fiscal year of the Company.

(iii)           The individual Participant limitations set forth in this Section 4.1(b) shall be cumulative; that is, to the extent that Ordinary Shares for which Awards are permitted to be granted to an Eligible Employee or Consultant during a fiscal year are not covered by an Award to such Eligible Employee or Consultant in a fiscal year, the number of Ordinary Shares available for Awards to such Eligible Employee or Consultant shall automatically increase in the subsequent fiscal years during the term of this Plan until used.

4.2           Changes.

(a)           The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Ordinary Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)           Subject to the provisions of Section 4.2(d), in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase any Ordinary Shares or securities convertible into Ordinary Shares, any sale or transfer of all or part of the Company’s assets or business, or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the Committee shall make such adjustments consistent with such change in such manner as the Committee deems equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under this Plan, to the aggregate number and kind of shares that thereafter may be issued under this Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Award and the purchase price thereof, and/or the individual Participant limits set forth in Section 4.1(b). Any such adjustment determined by the Committee shall be final, binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.  Except as provided in this Section 4.2 or in the applicable Award agreement, a Participant shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company’s assets or business or any other change affecting the Company’s capital structure or business.

(c)           Fractional Ordinary Shares resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half and rounding-up for fractions equal to or greater than one-half.  No cash settlements shall be made with respect to fractional shares eliminated by rounding.  Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

(d)           In the event of an Acquisition Event, the Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least 20 days prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (subject to any limitations on exercisability otherwise contained in the Award agreements), but any such exercise shall be contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

If an Acquisition Event occurs but the Committee does not terminate the outstanding Awards pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) and Article VII shall apply.

4.3           Minimum Purchase Price.  Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued Ordinary Shares are issued under this Plan, such shares shall not be issued for a consideration that is less than as permitted under applicable law.

ARTICLE V

ELIGIBILITY

5.1           General Eligibility. All Eligible Employees, prospective employees and Consultants of the Company and its Affiliates, and Non-Employee Directors of the Company, are eligible to be granted Awards.  Eligibility for the grant of Awards and actual participation in this Plan shall be determined by the Committee in its sole discretion.  Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Ordinary Shares may be granted under this Plan to an Eligible Employee, Consultant or Non-Employee Director of any Affiliate if such shares of Common Stock do not constitute “service recipient stock” for purposes of Section 409A of the Code, when applicable, with respect to such Eligible Employee, Consultant or Non-Employee Director.

5.2           102 Stock Options. Subject to Applicable Law, 102 Stock Options may not be granted to "controlling shareholders" as defined under the Ordinance and may only be granted to Employees, including officers and directors, of the Company or any Affiliate thereof, who are Israeli residents (“Eligible 102 Participants”). Awards to Eligible 102 Participants in Israel shall be 102 Stock Options. Eligible 102 Participants may receive only 102 Stock Options, which may either be grants to a Trustee or grants under Section 102 without a trustee. Unless otherwise permitted by the Ordinance and the Rules, no 102 Stock Options to a Trustee may be granted until the expiration of thirty (30) days after the requisite filings under the Ordinance and the Rules have been appropriately made with the ITA.

5.3           Incentive Stock Options.  Notwithstanding anything herein to the contrary, and subject to the provisions of Section 5.1(b) above, only Eligible Employees of the Company, its Subsidiaries and its Parent (if any) are eligible to be granted Incentive Stock Options under this Plan.  Eligibility for the grant of an Incentive Stock Option and actual participation in this Plan shall be determined by the Committee in its sole discretion.

5.4           General Requirement.  The vesting and exercise of Awards granted to a prospective employee or consultant are conditioned upon such individual actually becoming an Eligible Employee or Consultant.

ARTICLE VI

STOCK OPTIONS

6.1           Options.  Each Stock Option granted under this Plan shall be of one of three types: (a) an Incentive Stock Option (b) a 102 Stock Option or (b) a Non-Qualified Stock Option.

6.2           Grants.  The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Sections 5.2, 5.3 above and Section 6.3 below) Incentive Stock Options, 102 Stock Options and/or Non-Qualified Stock Options, according to the applying tax regime and the provisions of this Plan. The Committee shall, in its sole discretion, have the authority to grant Non-Qualified Stock Options to any Consultant or Non-Employee Director. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option.

6.3           Terms of Options.  Options granted under this Plan shall be evidenced by a written agreement between the Company and the Participant or a written notice delivered by the Company and accepted by the Participant (the “Option Agreement”), subject to the following terms and conditions and which Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee, in its sole discretion, shall deem desirable from time to time, unless otherwise specifically provided in such Option Agreement or the terms referred to in Sections 6.3 (a) through (o) below.

(a)           Number of Shares. Each Option Agreement shall state the number of Shares covered by the Option.

(b)           Type of Option. Each Option Agreement shall specifically state the type of Option granted thereunder and whether it constitutes an Incentive Stock Option, Non-Qualified Stock Option, 102 Stock Option and the relevant track, or otherwise.

(c)           Exercise Price. Each Option Agreement shall state the Exercise Price, which, in the case of an Incentive Stock Option, shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Option on the date of grant or such other amount as may be required pursuant to the Code. In the case of any other Option, the per share Exercise Price shall be equal to the amount determined by the Committee. In the case of an Incentive Stock Option granted to any Ten-Percent Shareholder, the Exercise Price shall be no less than 110% of the Fair Market Value of the Shares covered by the Option on the date of grant. In no event shall the Exercise Price of an Option be less than the par value of the shares for which such Option is exercisable. Subject to Article III and to the foregoing, the Committee may reduce the Exercise Price of any outstanding Option. The Exercise Price shall also be subject to adjustment as provided in Article VII hereof.

(d)           Exercise Period.  Each Option Agreement shall state the Exercise Period, as fixed by the Committee, subject to the vesting provisions set by the Committee as mentioned below, the early termination provisions set forth in Sub-Sections (h) through (k) hereof and provided that no Stock Option shall be exercisable more than five years after the date the Stock Option is granted.; At the expiration of the Exercise Period, all unexercised Options shall become null and void.

(e)           Exercisability and Vesting Terms.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant and each Option Agreement shall provide the vesting schedule for the Stock Options as determined by the Committee.  If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations and/or vesting schedule (including, without limitation, that such Stock Option is exercisable only in installments and/or within certain time periods and/or subject to performance goals and/or measurements,), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion and the provisions with respect to any Stock Option need not be the same as the provisions with respect to any other Stock Option. Unless otherwise determined by the Committee at grant, the Stock Option agreement shall provide that (i) in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, all Stock Options held by the Participant shall thereupon terminate and expire, (ii) as a condition of the exercise of a Stock Option, the Participant shall be required to certify (or shall be deemed to have certified) at the time of exercise in a manner acceptable to the Company that the Participant is in compliance with the terms and conditions of this Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity, and (iii) in the event the Participant engages in Detrimental Activity during the one year period commencing on the later of the date the Stock Option is exercised or becomes vested, the Company shall be entitled to recover from the Participant at any time within one year after such exercise or vesting, and the Participant shall pay over to the Company, an amount equal to any gain realized as a result of the exercise (whether at the time of exercise or thereafter).

(f)           Method of Exercise.  Subject to whatever installment exercise and waiting period provisions apply under subsection (e) above, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Stock Option term, by giving written notice of exercise to the Company specifying the number of Ordinary Shares to be purchased.  Such notice shall be in a form acceptable to the Company and shall be accompanied by payment in full of the Exercise Price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law, if the Ordinary Shares are traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the Exercise Price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Stock Options or by payment in full or in part in the form of Ordinary Shares (for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Ordinary Shares on the payment date as determined by the Committee, in its sole discretion).  No Ordinary Shares shall be issued until payment therefor, as provided herein, has been made or provided for.

(g)           Non-Transferability of Options.  No Stock Option shall be Transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as determined by the Committee, in its sole discretion.  A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred otherwise than by will or by the laws of descent and distribution and (ii) remains subject to the terms of this Plan and the applicable Award agreement.  Any Ordinary Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of this Plan and the applicable Award agreement.

(h)           Termination by Death, Disability or Retirement.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if Participant’s Termination is by reason of death, Disability or Retirement, all Stock Options that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a period of one year from the date of such Termination, but in no event beyond the expiration of the Exercise Period of such Stock Options; provided, however, that in the case of Retirement, if the Participant dies within such Exercise Period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one year from the date of such death, but in no event beyond the expiration of the Exercise Period of such Stock Options.

(i)           Involuntary Termination Without Cause.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination without Cause, all Stock Options that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 90 days from the date of such Termination, but in no event beyond the expiration of the Exercise Period of such Stock Options.

(j)           Voluntary Termination.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary (other than a voluntary termination described in subsection (k)(y) below), all Stock Options that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of 30 days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(k)           Termination for Cause.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in sub-section (j) above) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant (or, if relevant, by a Trustee under Section 102 of the Ordinance) shall thereupon terminate and expire as of the date of such Termination.

(l)            Unvested Stock Options.  Unless otherwise determined by the Committee at grant and specifically stated in the Option Agreement, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(m)           Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under this Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.  Should any provision of this Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may, in its sole discretion, amend this Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(n)           Form, Modification, Extension and Renewal of Stock Options.  Subject to the terms and conditions and within the limitations of this Plan, Stock Options shall be evidenced by such an Option Agreement, and the Committee may, in its sole discretion (i) subject to Section 8.1(d) and the applicable law, modify, extend or renew outstanding Stock Options granted under this Plan (provided that the rights of a Participant are not reduced without his or her consent and provided that such action does not extend the Stock Option beyond its stated term), and (ii) accept the surrender of outstanding Stock Options (up to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised).  Notwithstanding anything herein to the contrary, an outstanding Option may not be modified to reduce the exercise price thereof nor may a new Option at a lower price be substituted for a surrendered Option (other than adjustments or substitutions in accordance with Section 4.2), unless such action is approved by the stockholders of the Company.

(o)           Other Terms and Conditions.  Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Committee shall, in its sole discretion, deem appropriate.

6.4           102 Stock Options.

(a)           Stock Options granted pursuant to this Section 6.4 are intended to be granted under Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) thereof as capital gains track options (“102 Capital Gains Track Options”), or (ii) Section 102(b)(1) thereof as ordinary income track options (“102 Ordinary Income Track Options”; together with 102 Capital Gains Track Options, “102 Trustee Options”). 102 Trustee Options shall be granted subject to the following special terms and conditions contained in this Section 6.4, the general terms and conditions specified in Section 6.3 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Stock Options under different tax laws or regulations.

(b)           The Company may grant only one type of 102 Trustee Option at any given time to all Participants who are to be granted 102 Trustee Options pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Option it elects to grant before the date of grant of any 102 Trustee Options (the “Election”). Such Election shall also apply to any bonus shares received by any Participant as a result of holding the 102 Trustee Options. The Company may change the type of 102 Trustee Option that it elects to grant only after the passage of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by applicable law. Any Election shall not prevent the Company from granting Options, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Options”).

(c)           Each 102 Trustee Option will be deemed granted on the date stated in a written notice to be provided by the Company, provided that on or before such date (i) the Company has provided such notice to the Trustee and (ii) the Participant has signed all documents required pursuant to applicable law and under the Plan.

(d)           Each 102 Trustee Option, each Share issued pursuant to the exercise of any 102 Trustee Option, and any rights granted thereunder, including, without limitation, bonus shares, shall be allotted and issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Participant for a period of not less than the requisite period prescribed by the Ordinance and the Rules or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Stock Option as a 102 Trustee Option are not met, then the Stock Option may be treated as a 102 Non-Trustee Option, all in accordance with the provisions of Section 102 and the Rules. After termination of the Required Holding Period, the Trustee may release such 102 Trustee Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance or (ii) the Trustee and/or the Company and/or its Affiliate withholds any applicable taxes due pursuant to the Ordinance arising from the 102 Trustee Options and/or any Shares allotted or issued upon exercise of such 102 Trustee Options. The Trustee shall not release any 102 Trustee Options or Shares issued upon exercise thereof prior to the payment in full of the Participant’s tax liabilities arising from such 102 Trustee Options and/or Shares or the withholding referred to in (ii) above.

(e)           Each 102 Trustee Option shall be subject to the relevant terms of the Ordinance and the Rules, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan or Option Agreement which is not consistent therewith. Any provision of the Ordinance, the Rules and any approvals by the Income Tax Commissioner not expressly specified in this Plan or Option Agreement which, as determined by the Committee, are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Participant. The Participant granted a 102 Trustee Option shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Participant agrees to execute any and all documents, which the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance and the Rules.

(f)           During the Required Holding Period, the Participants shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise of a 102 Trustee Option and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period it will result in adverse tax consequences to the Participant under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Participant. Subject to the foregoing, the Trustee may, pursuant to a written request from the Participant, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the Option Agreement and any applicable law.

(g)           If a 102 Trustee Option is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Participant. If such 102 Trustee Option is exercised after the expiration of the Required Holding Period, the Shares issued upon such exercise shall, at the election of the Participant, either (i) be issued in the name of the Trustee, or (ii) be issued to the Participant, provided that the Participant first complies with all applicable provisions of the Plan and all taxes with respect thereto shall have been fully paid to the ITA.

(h)           The foregoing provisions of this Section 6.4 relating to 102 Trustee Options shall not apply with respect to 102 Non-Trustee Options, which shall, however, be subject to the relevant provisions of Section 102 and the Rules.

(i)           Upon receipt of a 102 Trustee Option, the Participant will sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, or any 102 Trustee Option or Share granted to such Participant thereunder.

ARTICLE VII

CHANGE IN CONTROL PROVISIONS

7.1           Benefits.  In the event of a Change in Control of the Company, and except as otherwise provided by the Committee in an Option Agreement, a Participant’s unvested Award shall not vest and a Participant’s Award shall be treated in accordance with one of the following methods as determined by the Committee in its sole discretion:

(a)           Awards, whether or not then vested, shall be continued, assumed, have new rights substituted therefor or be treated in accordance with Section 4.2(d) hereof, as determined by the Committee in its sole discretion.  Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation §  1.424-1 (and any amendments thereto).

(b)           The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess of the Change in Control Price (as defined below) of the Ordinary Shares covered by such Awards, over the aggregate exercise price of such Awards.  For purposes of this Section 7.1, Change in Control Price shall mean the highest price paid per Ordinary Shares in any transaction related to a Change in Control of the Company; provided, however, that such price shall not exceed the fair market value of the Common Stock at the time of purchase as determined in accordance Section 409A of the Code.

(c)           The Committee may, in its sole discretion, provide for the cancellation of any Appreciation Awards without payment, if the Change in Control Price is less than the exercise price of such Appreciation Award.

(d)           Notwithstanding anything else herein, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions, of an Award at any time.

7.2           Change in Control.  Unless otherwise determined by the Committee in the applicable Award agreement or other written agreement approved by the Committee, a “Change in Control” shall be deemed to occur following any transaction if: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any KMN Person, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Ordinary Shares of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the combined voting power of the then outstanding securities of the Company (or its successor corporation); provided, however, that a merger or consolidation effected solely to implement a recapitalization of the Company  shall not constitute a Change in Control of the Company; (ii) the stockholders of the Company approve a plan of complete liquidation of the Company; provided, that this subsection (ii) shall not constitute a Change in Control with respect to the amount of any payment pursuant to an Award under this Plan, or any portion thereof, that is triggered upon a Change in Control and that is intended to constitute “non-qualified deferred compensation” pursuant to Section 409A of the Code; or (iii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

ARTICLE VIII

TERMINATION OR AMENDMENT OF PLAN

8.1           Termination or Amendment.  Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article X), or suspend or terminate it entirely, retroactively or otherwise; provided, that without the approval of the holders of the Company’s Ordinary Shares entitled to vote in accordance with applicable law and the exchange or system on which the Company’s securities are then listed or traded, no amendment may be made that would:

(a)           increase the aggregate number of Ordinary Shares that may be issued under this Plan pursuant to Section 4.1 (except by operation of Section 4.2);

(b)           change the classification of individuals eligible to receive Awards under this Plan;

(c)           other than adjustments or substitutions in accordance with Section 4.2, amend the terms of outstanding Awards to reduce the exercise price of outstanding Stock Options or to cancel outstanding Stock Options (where prior to the reduction or cancellation the exercise price equals or exceeds the fair market value of the Ordinary Shares underlying such Awards) in exchange for cash, or Stock Options with an exercise price that is less than the exercise price of the original Stock Options;

(d)           extend the maximum Exercise Period under Section 6.3;

(e)           award any Stock Option in replacement of a canceled Stock Option with a higher exercise price, except in accordance with Section 6.3(l); or

(f)           require stockholder approval in order for this Plan to comply with the applicable rules of any exchange or system on which the Company’s securities are listed or traded at the request of the Company, the applicable provisions of Section 162(m) of the Code or, to the extent applicable to Incentive Stock Options, Section 422 of the Code.

ARTICLE IX

UNFUNDED PLAN

9.1           Unfunded Status of Plan.  This Plan is an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but that are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

ARTICLE X

GENERAL PROVISIONS

10.1         RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.

(a)           A Participant shall have no rights as a shareholder of the Company with respect to any Ordinary Shares covered by the Award until the date of the lawful issuance of such Shares to the Participant. In the case of 102 Option Awards (if such Share Options are being held by a Trustee), a the Trustee shall have no rights as a shareholder of the Company with respect to any Shares covered by such Award until the date of the lawful issuance of such Shares for the Participant’s benefit, and the Participant shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the release of such Shares from the Trustee to the Participant and the issuance of such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such Share are issued, except as provided in Article VII hereof.

(b)           With respect to all Ordinary Shares issued in the form of Awards hereunder or upon the exercise of Awards hereunder, any and all voting rights attached to such Shares and the Participant's entitlement to receive dividends distributed with respect to such Shares, shall be subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any applicable law.

(c)           Regarding Share issued pursuant to the exercise of any 102 Trustee Option any rights distributed to the Participants shall be deposited with and/or issued to the Trustee for the benefit of the Participants. All said rights, excluding dividends,  shall be held by the Trustee for the applicable Required Holding Period. In the case that the Company distributes dividends, than the amount of dividends with respect of Shares held in trust shall be paid to the Participants that are the beneficial holders of such Shares,  subject to deduction at source of the applicable tax.

(d)           The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other applicable law.

10.2           Legend.  The Committee may require each person receiving Ordinary Shares pursuant to a Stock Option under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof.  In addition to any legend required by this Plan, the certificates for such shares may include any legend that the Committee, in its sole discretion, deems appropriate to reflect any restrictions on Transfer.

All certificates for Ordinary Shares delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may, in its sole discretion, deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Ordinary Shares are then listed or any national securities exchange system upon whose system the Ordinary Shares are then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.3           Other Plans.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

10.4           No Right to Employment/Directorship/Consultancy.  Neither this Plan nor the grant of any Option hereunder shall give any Participant or other employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed or a Consultant or Non-Employee Director is retained to terminate his or her employment, consultancy or directorship at any time.

10.5           Withholding of Taxes.  The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require, prior to the issuance or delivery of any Ordinary Shares or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld.  Any statutorily required withholding obligation with regard to any Participant may be satisfied, subject to the consent of the Committee, by reducing the number of Ordinary Shares otherwise deliverable or by delivering Ordinary Shares already owned.  Any fraction of a share of Ordinary Shares required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

10.6           No Assignment of Benefits.  No Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

10.7           Listing and Other Conditions.

(a)           Unless otherwise determined by the Committee, as long as the Ordinary Shares are listed on a national securities exchange or system sponsored by a national securities association, the issue of any Ordinary Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system.  The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option with respect to such shares shall be suspended until such listing has been effected.

(b)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of Ordinary Shares pursuant to an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Ordinary Shares or Awards, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)           Upon termination of any period of suspension under this Section 10.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)           A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

10.8           Governing Law.  This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of Israel (regardless of the law that might otherwise govern under applicable Israeli principles of conflict of laws).

10.9           Construction.  Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

10.10        Other Benefits.  No Award granted or paid out under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

10.11        Costs.  The Company shall bear all expenses associated with administering this Plan, including expenses of issuing Ordinary Shares pursuant to any Awards hereunder.

10.12        No Right to Same Benefits.  The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

10.13        Death/Disability.  The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award.  The Committee may, in its discretion, also require that the agreement of the transferee to be bound by all of the terms and conditions of this Plan.

10.14       Section 16(b) of the Exchange Act.  All elections and transactions under this Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemptive condition under Rule 16b-3.  The Committee may, in its sole discretion, establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan and the transaction of business thereunder.

10.15       Section 409A of the Code / Section 102 of the Ordinance.  Although the Company does not guarantee the particular tax treatment of an Award granted under this Plan, Awards made under this Plan are intended to comply with, or be exempt from, the applicable requirements of Section 409A of the Code and/or Section 102 of the Ordinance, as may be applicable, and this Plan and any Award agreement hereunder shall be limited, construed and interpreted in accordance with such intent.  In no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code and/or Section 102 of the Ordinance, as may be applicable, or any damages for failing to comply with Section 409A of the Code and/or Section 102 of the Ordinance, as may be applicable.

10.16       Successor and Assigns.  This Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

10.17       Severability of Provisions.  If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

10.18       Payments to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

10.19       Headings and Captions.  The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

ARTICLE XI

EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board on November 24, 2011 and amended by the Board on December 13, 2011 and on March 22, 2012 subject to, and to be effective upon, the approval of the stockholders of the Company in accordance with the requirements of the laws Israel.

ARTICLE XII

TERM OF PLAN

No Award shall be granted pursuant to this Plan on or after March 22, 2022, but Awards granted prior to such date may extend beyond that date.

ARTICLE XIII

NAME OF PLAN

This Plan shall be known as “The TAT Technologies Ltd 2012 Stock Option Plan.”